EXHIBIT 99.1

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Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE

REAL ESTATE ASSOCIATED WITH FOUR HOSPITALS

FROM HEALTH CARE REIT, INC.

LOUISVILLE, Ky. (Dec. 27, 2005) – Kindred Healthcare, Inc. (the “Company”) (NYSE: KND) today announced that its subsidiaries have signed a definitive agreement with Health Care REIT, Inc. and its affiliates (NYSE: HCN) (“HCN”) to acquire the real estate associated with four long-term acute care (“LTAC”) hospitals for a total purchase price of approximately $80 million. As previously announced, the Company entered into a non-binding term sheet with HCN to purchase the real estate associated with these four LTAC hospitals in connection with the Company’s acquisition of the assets of Commonwealth Communities Holdings LLC and certain of its affiliates (collectively, “Commonwealth”). Commonwealth currently operates these LTAC hospitals.

The transaction with HCN is subject to several conditions to closing, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the successful closing of the Commonwealth transaction. The Company anticipates that the transaction with HCN will close simultaneously with the closing of the Commonwealth transaction. The Company expects these transactions will close in the first quarter of 2006.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the receipt of all required regulatory approvals and the satisfaction of closing conditions to the transactions with Commonwealth and HCN; (b) the Company’s ability to integrate the operations of Commonwealth and realize the anticipated revenues, economies of scale, cost synergies and productivity gains; (c) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR); (d) the Company’s ability to meet its rental and debt service obligations; (e) adverse developments with respect to the Company’s results of operations or liquidity; (f) the Company’s ability to attract and retain key executives and other healthcare personnel; (g) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (h) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (i) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in nursing center Medicare reimbursement resulting from revised resource utilization groupings payments; (j) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (k) the Company’s ability to control costs, including labor and employee benefit costs; (l) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (m) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (n) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (o) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (p) the Company’s ability to successfully dispose of unprofitable facilities; and (q) the Company’s ability to ensure and maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.